IMPERIAL INDUSTRIES, INC.

                          Subsidiaries of the Registrant

                                 December 31, 1998




                                                          Incorporated
                                                          under laws of
                                                          -------------

             Acrocrete, Inc.                                  Florida

             Just-Rite Lumber Company, Inc                    Florida

             Premix-Marbletite Manufacturing Co.              Florida

             Triple I Leasing, Inc.                           Florida